NEWS RELEASE	Exhibit 99.1

For further information contact:

Kerry J. Chauvin	Joseph “Duke” Gallagher
Chief Executive Officer	Chief Financial Officer
985.872.2100	985.872.2100

FOR IMMEDIATE RELEASE

THURSDAY, JANUARY 22, 2004

GULF ISLAND FABRICATION, INC.

TO ANNOUNCE EARNINGS RESULTS

AND QUARTERLY CONFERENCE CALL

Houma, LA –– (BUSINESS WIRE) –– January 22, 2004––Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2003 fourth quarter earnings on Wednesday, February 4, 2004 during morning market hours.

The management of Gulf Island Fabrication, Inc. will hold a conference call on Thursday, February 5, 2004, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results for the quarter ended December 31, 2003.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:	1.800.915.4836

Webcast:	www.gulfisland.com

A digital rebroadcast of the call is available two hours after the call and ending February 12, 2004 by dialing:

Phone Number:	1.800.428.6051

Replay Passcode:	327146

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, and steel warehousing and sales.